Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

December 31, 2021

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
December 31, 2021
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Fourth Quarter 2021 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Leases Executed But Not Yet Rent Commenced	20
Retail Portfolio Lease Expiration Schedules	21

Property Data
Property Status Report	23
Property Acquisitions and Dispositions	26
Development, Redevelopment and Anchor Repositioning Projects	27

Debt Schedules
Debt Summary	29
Mortgage Debt Summary	30
Debt Maturity Schedule	31

COVID-19 Disclosure	32

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Fourth Quarter and Full Year 2021 Results
-- Board Raises Quarterly Cash Dividend on Common Shares 6.7% --

NEW YORK, NY, February 16, 2022 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter and year ended December 31, 2021.

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $42.5 million, or $0.36 per diluted share, for the quarter compared to $19.0 million, or $0.16 per diluted share, for the fourth quarter of 2020. For the year ended December 31, 2021, net income attributable to common shareholders increased to $102.7 million, or $0.88 per diluted share, from $93.6 million, or $0.79 per diluted share, for the year ended December 31, 2020.
•Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $67.8 million, or $0.56 per share, for the quarter compared to $49.0 million, or $0.40 per share, for the fourth quarter of 2020. For the year ended December 31, 2021, FFO increased to $180.3 million, or $1.48 per share, from $156.3 million, or $1.27 per share, for the year ended December 31, 2020.
•Generated FFO as Adjusted of $33.1 million, or $0.27 per share, for the quarter compared to $28.0 million, or $0.23 per share, for the fourth quarter of 2020. For the year ended December 31, 2021, FFO as Adjusted increased to $133.5 million, or $1.09 per share, compared to $107.5 million, or $0.88 per share, for the year ended December 31, 2020.
Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI") including properties in redevelopment by 16.0% compared to the fourth quarter of 2020 and by 14.1% compared to the year ended December 31, 2020.
•Increased same-property NOI excluding properties in redevelopment by 17.5% compared to the fourth quarter of 2020 and by 14.3% compared to the year ended December 31, 2020.
•Reported same-property portfolio leased occupancy of 94.1%, an increase of 120 basis points compared to September 30, 2021 and of 250 basis points compared to December 31, 2020.
•Reported consolidated portfolio leased occupancy of 88.8%, a decrease of 190 basis points compared to September 30, 2021 and of 60 basis points compared to December 31, 2020. The decrease is primarily due to the termination of our Kmart and Sears leases at Bruckner Commons, The Outlets at Montehiedra and Sunrise Mall.
•Executed 34 new leases, renewals and options totaling 815,000 sf during the quarter. Same-space leases totaled 589,000 sf and generated average rent spreads of 20.1% on a GAAP basis and 5.3% on a cash basis.
•Collected 99% of fourth quarter base rents.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of December 31, 2021, include:
•Total liquidity of approximately $820 million, comprised of $220 million of cash on hand and $600 million available under our revolving credit agreement.
•Weighted average term to maturity of 4.9 years with $80.8 million of debt maturing in 2022.
•Total market capitalization of approximately $4.0 billion comprised of 121.8 million fully-diluted common shares valued at $2.3 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 37%.

Leasing, Development and Redevelopment
The Company executed 271,000 sf of new leases, including a 134,000 sf lease with Kohl's at Bergen Town Center in the vacancy created as a result of Century 21's bankruptcy. The Company also executed a 20-year lease with Hackensack Meridian Health to build an 80,000 sf medical office building at Bergen Town Center on a vacant outparcel facing Route 4. The new building is subject to certain state and municipal approvals, which are expected to be received by the end of the year.
The Company commenced $81.2 million of redevelopment projects during the quarter and now has $218.7 million of active redevelopment projects under way, of which $146.6 million remains to be funded. These projects are expected to generate an approximate 8% unleveraged yield.
During the quarter, the Company stabilized two redevelopment projects aggregating $12.5 million. The 102,000 sf CubeSmart self-storage facility developed on excess land at Tonnelle Commons reached 87% occupancy. Additionally, the build-out of Fun City at our property in Salem, NH was completed and the tenant opened in November 2021.
The Company has signed leases that have not yet rent commenced that are expected to generate an additional $22 million of future annual gross rent, representing approximately 10% of current NOI. Approximately $6 million of this amount is expected to be recognized in 2022.

Acquisition and Disposition Activity
In December, the Company closed on the acquisition of Woodmore Towne Centre, a 712,000 sf grocery-anchored, regional shopping center in Glenarden, MD which includes an adjacent 22-acre land parcel, for a purchase price of $193.4 million. The initial unleveraged yield on this transaction is approximately 6.4%.
To fund the acquisition, the Company entered into a 10-year, $117.2 million non-recourse first mortgage secured by the property. The mortgage has a fixed interest rate of 3.39% and is interest-only for the entire loan term.
In December 2021, the Company disposed of its ground lease position in Vallejo, CA for a sales price of $2.4 million.

Dividend
On February 15, 2022, the Board of Trustees declared a regular quarterly dividend of $0.16 per common share, resulting in an indicated annual rate of $0.64 per share, an increase of $0.04 per share or 6.7%, over the prior annual rate. The dividend will be payable on March 31, 2022 to common shareholders of record on March 15, 2022.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on February 16, 2022 at 8:30am EST. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13725369. The call will also be webcast and available in listen-only mode on the investor page of our website: www.uedge.com. A replay of the call will be available at the webcast link on the investor page starting February 16, 2022 at 11:30am EST through Wednesday, March 2, 2022 at 11:59pm EST.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended December 31, 2021.
(3) Refer to page 6 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended December 31, 2021.
(4) Net debt as of December 31, 2021 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $220 million.
(5) Refer to page 16 for the calculation of market capitalization as of December 31, 2021.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 68 properties for the quarters ended December 31, 2021 and 2020 and 66 properties for the years ended December 31, 2021 and 2020. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.

•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of December 31, 2021, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 68 properties for the quarters ended December 31, 2021 and 2020 and 66 properties for the years ended December 31, 2021 and 2020. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the quarters and years ended December 31, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$44,013	$19,747	$107,815	$97,750
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,688)	(787)	(4,296)	(4,160)
Consolidated subsidiaries	128	(1)	(833)	(1)
Net income attributable to common shareholders	42,453	18,959	102,686	93,589
Adjustments:
Rental property depreciation and amortization	23,570	26,195	91,468	95,297
Gain on sale of real estate	—	—	(18,648)	(39,775)
Real estate impairment loss	96	3,055	468	3,055
Limited partnership interests in operating partnership	1,688	787	4,296	4,160
FFO Applicable to diluted common shareholders	67,807	48,996	180,270	156,326
FFO per diluted common share(1)	0.56	0.40	1.48	1.27
Adjustments to FFO:
Impact of lease terminations(2)	(33,462)	—	(44,540)	—
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(1,134)	1,321	(1,216)	12,025
Tax impact of Puerto Rico transactions(3)	(684)	(25,382)	(1,137)	(37,543)
Transaction, severance and other expenses(4)	590	4,729	861	6,097
Tenant bankruptcy settlement income	(19)	—	(771)	—
Write-off of below-market intangibles due to tenant bankruptcies	—	(1,649)	—	(1,649)
Gain on extinguishment of debt	—	—	—	(34,908)
Executive transition costs	—	—	—	7,152
FFO as Adjusted applicable to diluted common shareholders	$33,098	$28,015	$133,467	$107,500
FFO as Adjusted per diluted common share(1)	$0.27	$0.23	$1.09	$0.88

Weighted Average diluted common shares(1)	121,795	121,730	122,107	122,810
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter and year ended December 31, 2021 and December 31, 2020, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) During the fourth quarter of 2021, net income includes $33.5 million of accelerated amortization of below-market lease intangibles resulting from the termination of our leases with Kmart and Sears. For the year ended December 31, 2021, net income includes $45.9 million of accelerated amortization of below-market lease intangibles resulting from these terminations. The $44.5 million adjustment to FFO in calculating FFO as Adjusted is net of the $1.4 million attributable to the noncontrolling interest in Sunrise Mall.
(3) Amount for the quarter and year ended December 31, 2021 reflects final adjustments to local and state income taxes in connection with the debt transactions and legal entity reorganization at our malls in Puerto Rico in 2020. Amount for the quarter and year ended December 31, 2020 reflects the original estimated income tax benefit resulting from the debt and legal entity reorganization transactions.
(4) Amount for the quarter and year ended December 31, 2020 includes transaction costs associated with the debt and legal entity reorganization transactions that occurred for the malls in Puerto Rico of $4.7 million and $5.7 million, respectively.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the quarters and years ended December 31, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2021	2020	2021	2020
Net income	$44,013	$19,747	$107,815	$97,750
Management and development fee income from non-owned properties	(258)	(280)	(1,169)	(1,283)
Other (income) expense	221	(41)	608	672
Depreciation and amortization	23,797	26,371	92,331	96,029
General and administrative expense	10,866	12,082	39,152	48,682
Real estate impairment loss	96	3,055	468	3,055
Gain on sale of real estate	—	—	(18,648)	(39,775)
Interest income	(57)	(212)	(360)	(2,599)
Interest and debt expense	13,745	17,131	57,938	71,015
Gain on extinguishment of debt	—	—	—	(34,908)
Income tax (benefit) expense	234	(25,893)	1,139	(38,996)
Non-cash revenue and expenses	(36,471)	(2,597)	(55,463)	741
NOI	56,186	49,363	223,811	200,383
Adjustments:
Non-same property NOI and other(1)	(5,175)	(5,645)	(26,493)	(27,836)
Tenant bankruptcy settlement income and lease termination income	(19)	(336)	(1,313)	(1,094)
Same-property NOI	$50,992	$43,382	$196,005	$171,453
NOI related to properties being redeveloped	4,832	4,737	20,915	18,621
Same-property NOI including properties in redevelopment	$55,824	$48,119	$216,920	$190,074
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period. Amounts for 2021 include Sunrise Mall which generated a net operating loss of $0.4 million and $3.0 million for the quarter and year ended December 31, 2021, respectively. These amounts reflect the total operating loss on the property and include the portion pertaining to the noncontrolling interest in Sunrise Mall.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the quarters and years ended December 31, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2021	2020	2021	2020
Net income	$44,013	$19,747	$107,815	$97,750
Depreciation and amortization	23,797	26,371	92,331	96,029
Interest and debt expense	13,745	17,131	57,938	71,015
Income tax (benefit) expense	234	(25,893)	1,139	(38,996)
Gain on sale of real estate	—	—	(18,648)	(39,775)
Real estate impairment loss	96	3,055	468	3,055
EBITDAre	81,885	40,411	241,043	189,078
Adjustments for Adjusted EBITDAre:
Impact of lease terminations(1)	(33,462)	—	(45,943)	—
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(1,134)	1,321	(1,216)	12,025
Transaction, severance and other expenses(2)	590	4,729	861	6,097
Tenant bankruptcy settlement income	(19)	—	(771)	—
Write-off of below-market intangibles due to tenant bankruptcies	—	(1,649)	—	(1,649)
Gain on extinguishment of debt	—	—	—	(34,908)
Executive transition costs	—	—	—	7,152
Adjusted EBITDAre	$47,860	$44,812	$193,974	$177,795
(1) Amount reflects accelerated amortization of $33.5 million and $45.9 million of below-market intangible liabilities (classified within property rental revenues in the consolidated statements of income) for the quarter and year ended December 31, 2021, respectively.
(2) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 75 properties totaling 17.0 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including its impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of December 31, 2021

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2021. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter and year ended December 31, 2021
(in thousands, except per share, sf, rent psf and financial ratio data)

	Quarter ended		Year ended
Summary Financial Results	December 31, 2021		December 31, 2021
Total revenue	$128,576		$425,082
General & administrative expenses (G&A)	$10,866		$39,152
Net income attributable to common shareholders	$42,453		$102,686
Earnings per diluted share	$0.36		$0.88
Adjusted EBITDAre(7)	$47,860		$193,974
Funds from operations (FFO)	$67,807		$180,270
FFO per diluted common share	$0.56		$1.48
FFO as Adjusted	$33,098		$133,467
FFO as Adjusted per diluted common share	$0.27		$1.09
Total dividends paid per share	$0.15		$0.60
Stock closing price low-high range (NYSE)	$16.61 to $19.34		$12.61 to $20.27
Weighted average diluted shares used in EPS computations(1)	117,138		121,447
Weighted average diluted common shares used in FFO computations(1)	121,795		122,107

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	75 / 72
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,469,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.70
Consolidated portfolio leased occupancy at end of period(9)	88.8%
Consolidated retail portfolio leased occupancy at end of period(5)	91.1%
Same-property portfolio leased occupancy at end of period(2)	94.1%
Same-property physical occupancy at end of period(4)(2)	90.3%
Same-property NOI growth(2)	17.5%		14.3%
Same-property NOI growth, including redevelopment properties	16.0%		14.1%
NOI margin - total portfolio	61.3%		60.9%
Expense recovery ratio - total portfolio	81.6%		83.8%
New, renewal and option rent spread - cash basis(8)	5.3%		4.9%
New, renewal and option rent spread - GAAP basis(8)	20.1%		13.8%
Net debt to total market capitalization(6)	36.8%		36.8%
Net debt to Adjusted EBITDAre(6)	7.7	x	7.6	x
Adjusted EBITDAre to interest expense(7)	3.7	x	3.5	x
Adjusted EBITDAre to fixed charges(7)	2.8	x	2.8	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the fourth quarter and year ended December 31, 2021, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 1.3 million square feet of industrial properties, 1.2 million square feet for Sunrise Mall and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $6.04.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes industrial and self-storage.
(6) Net debt to Adjusted EBITDAre is calculated based on fourth quarter 2021 annualized EBITDAre and was elevated due to the debt on Woodmore Towne Centre, acquired on December 23, 2021. See computation for the quarter ended December 31, 2021 on page 16.
(7) See computation on page 14.
(8) See computation on page 19.
(9) Excluding Sunrise Mall consolidated portfolio leased occupancy is 91.8%.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2021 (unaudited) and December 31, 2020
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2021	2020
ASSETS
Real estate, at cost:
Land	$543,827	$568,662
Buildings and improvements	2,441,797	2,326,450
Construction in progress	212,296	44,689
Furniture, fixtures and equipment	7,530	7,016
Total	3,205,450	2,946,817
Accumulated depreciation and amortization	(753,947)	(730,366)
Real estate, net	2,451,503	2,216,451
Operating lease right-of-use assets	69,361	80,997
Cash and cash equivalents	164,478	384,572
Restricted cash	55,358	34,681
Tenant and other receivables	15,812	15,673
Receivables arising from the straight-lining of rents	62,692	62,106
Identified intangible assets, net of accumulated amortization of $37,361 and $37,009, respectively	71,107	56,184
Deferred leasing costs, net of accumulated amortization of $17,641 and $16,419, respectively	20,694	18,585
Prepaid expenses and other assets	74,111	70,311
Total assets	$2,985,116	$2,939,560

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,687,190	$1,587,532
Operating lease liabilities	64,578	74,972
Accounts payable, accrued expenses and other liabilities	84,829	132,980
Identified intangible liabilities, net of accumulated amortization of $35,029 and $71,375, respectively	100,625	148,183
Total liabilities	1,937,222	1,943,667
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,147,986 and 117,014,317 shares issued and outstanding, respectively	1,170	1,169
Additional paid-in capital	1,001,253	989,863
Accumulated deficit	(7,091)	(39,467)
Noncontrolling interests:
Operating partnership	39,616	38,456
Consolidated subsidiaries	12,946	5,872
Total equity	1,047,894	995,893
Total liabilities and equity	$2,985,116	$2,939,560

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the quarter and year ended December 31, 2021 and 2020 (unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUE
Rental revenue	$128,210	$86,656	$422,467	$328,280
Management and development fees	258	280	1,169	1,283
Other income	108	342	1,446	532
Total revenue	128,576	87,278	425,082	330,095
EXPENSES
Depreciation and amortization	23,797	26,371	92,331	96,029
Real estate taxes	16,018	15,271	63,844	60,049
Property operating	16,657	16,259	68,531	56,126
General and administrative	10,866	12,082	39,152	48,682
Casualty and impairment loss, net	96	3,055	468	3,055
Lease expense	3,207	3,467	12,872	13,667
Total expenses	70,641	76,505	277,198	277,608
Gain on sale of real estate	—	—	18,648	39,775
Interest income	57	212	360	2,599
Interest and debt expense	(13,745)	(17,131)	(57,938)	(71,015)
Gain on extinguishment of debt	—	—	—	34,908
Income (loss) before income taxes	44,247	(6,146)	108,954	58,754
Income tax (expense) benefit	(234)	25,893	(1,139)	38,996
Net income	44,013	19,747	107,815	97,750
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,688)	(787)	(4,296)	(4,160)
Consolidated subsidiaries	128	(1)	(833)	(1)
Net income attributable to common shareholders	$42,453	$18,959	$102,686	$93,589

Earnings per common share - Basic:	$0.36	$0.16	$0.88	$0.79
Earnings per common share - Diluted:	$0.36	$0.16	$0.88	$0.79
Weighted average shares outstanding - Basic	117,088	116,798	117,029	117,722
Weighted average shares outstanding - Diluted	117,138	116,873	121,447	117,902

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the quarter and year ended December 31, 2021 and 2020
(in thousands)

	Quarter Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2021	2020		2021	2020
Total NOI(1)
Total revenue	$91,684	$83,900	9.3%	$367,495	$328,375	11.9%
Total property operating expenses	(35,498)	(34,537)	2.8%	(143,684)	(127,992)	12.3%
NOI - total portfolio	$56,186	$49,363	13.8%	$223,811	$200,383	11.7%

NOI margin (NOI / Total revenue)	61.3%	58.8%		60.9%	61.0%

Same-property NOI(1)
Property rentals	$59,906	$57,684		$226,871	$227,557
Tenant expense reimbursements	21,602	23,332		86,345	86,335
Rental revenue deemed uncollectible	(310)	(5,916)		207	(27,849)
Total revenue	81,198	75,100		313,423	286,043
Real estate taxes	(13,523)	(14,430)		(52,544)	(55,440)
Property operating	(13,851)	(14,460)		(53,554)	(47,842)
Lease expense	(2,832)	(2,828)		(11,320)	(11,308)
Total property operating expenses	(30,206)	(31,718)		(117,418)	(114,590)
Same-property NOI(1)	$50,992	$43,382	17.5%	$196,005	$171,453	14.3%

NOI related to properties being redeveloped(2)	$4,832	$4,737		$20,915	$18,621
Same-property NOI including properties in redevelopment(1)	$55,824	$48,119	16.0%	$216,920	$190,074	14.1%

Same-property physical occupancy	90.3%	89.3%		90.5%	89.6%
Same-property leased occupancy	94.1%	91.6%		94.4%	91.9%
Number of properties included in same-property analysis	68			66

(1) Refer to page 6 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired or disposed in the period and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the quarter and year ended December 31, 2021 and 2020
(in thousands)

	Quarter Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
Net income	$44,013		$19,747		$107,815		$97,750
Depreciation and amortization	23,797		26,371		92,331		96,029
Interest expense	13,000		16,413		54,946		68,184
Amortization of deferred financing costs	745		718		2,992		2,831
Income tax (benefit) expense	234		(25,893)		1,139		(38,996)
Gain on sale of real estate	—		—		(18,648)		(39,775)
Real estate impairment loss	96		3,055		468		3,055
EBITDAre	81,885		40,411		241,043		189,078
Adjustments for Adjusted EBITDAre:
Impact of lease terminations(1)	(33,462)		—		(45,943)		—
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(1,134)		1,321		(1,216)		12,025
Transaction, severance and other expenses(2)	590		4,729		861		6,097
Tenant bankruptcy settlement income	(19)		—		(771)		—
Write-off of below-market intangibles due to tenant bankruptcies	—		(1,649)		—		(1,649)
Gain on extinguishment of debt	—		—		—		(34,908)
Executive transition costs	—		—		—		7,152
Adjusted EBITDAre	$47,860		$44,812		$193,974		$177,795

Interest expense	$13,000		$16,413		$54,946		$68,184

Adjusted EBITDAre to interest expense	3.7	x	2.7	x	3.5	x	2.6	x

Fixed charges
Interest expense	$13,000		$16,413		$54,946		$68,184
Scheduled principal amortization	3,812		1,737		13,277		6,437
Total fixed charges	$16,812		$18,150		$68,223		$74,621

Adjusted EBITDAre to fixed charges	2.8	x	2.5	x	2.8	x	2.4	x

(1) Amount reflects accelerated amortization of $33.5 million and $45.9 million of below-market intangible liabilities (classified within property rental revenues in the consolidated statements of income) for the quarter and year ended December 31, 2021, respectively.
(2) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the quarter and year ended December 31, 2021
(in thousands, except per share amounts)

	Quarter Ended December 31, 2021		Year Ended December 31, 2021
	(in thousands)	(per share)(3)	(in thousands)	(per share)(3)
Net income	$44,013	$0.36	$107,815	$0.88
Less net income attributable to noncontrolling interests in:
Operating partnership	(1,688)	(0.01)	(4,296)	(0.04)
Consolidated subsidiaries	128	—	(833)	(0.01)
Net income attributable to common shareholders	42,453	0.35	102,686	0.83
Adjustments:
Rental property depreciation and amortization	23,570	0.19	91,468	0.75
Gain on sale of real estate	—	—	(18,648)	(0.15)
Real estate impairment loss	96	—	468	—
Limited partnership interests in operating partnership(1)	1,688	0.01	4,296	0.04
FFO applicable to diluted common shareholders	67,807	0.56	180,270	1.48

Impact of lease terminations(2)	(33,462)	(0.27)	(44,540)	(0.36)
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(1,134)	(0.01)	(1,216)	(0.01)
Tax impact of Puerto Rico transactions	(684)	(0.01)	(1,137)	(0.01)
Transaction, severance and other expenses	590	—	861	0.01
Tenant bankruptcy settlement income	(19)	—	(771)	(0.01)
FFO as Adjusted applicable to diluted common shareholders	$33,098	$0.27	$133,467	$1.09

Weighted average diluted shares used to calculate EPS	117,138		121,447
Assumed conversion of OP and LTIP Units to common shares	4,657		660
Weighted average diluted common shares - FFO	121,795		122,107
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) During the fourth quarter of 2021, net income includes $33.5 million of accelerated amortization of below-market lease intangibles resulting from the termination of our leases with Kmart and Sears. For the year ended December 31, 2021, net income includes $45.9 million of accelerated amortization of below-market lease intangibles resulting from these terminations. The $44.5 million adjustment to FFO in calculating FFO as Adjusted is net of the $1.4 million attributable to the noncontrolling interest in Sunrise Mall.
(3) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of December 31, 2021
(in thousands, except share amounts)

	December 31, 2021
Closing market price of common shares	$19.00

Basic common shares	117,147,986
OP and LTIP units	4,662,654
Diluted common shares	121,810,640

Equity market capitalization	$2,314,402

Total consolidated debt(1)	$1,695,408
Cash and cash equivalents including restricted cash	(219,836)
Net debt	$1,475,572

Net Debt to annualized Adjusted EBITDAre(2)	7.7	x

Total consolidated debt(1)	$1,695,408
Equity market capitalization	2,314,402
Total market capitalization	$4,009,810

Net debt to total market capitalization at applicable market price	36.8%

Cash and cash equivalents including restricted cash	$219,836
Available under unsecured credit facility	600,000
Total liquidity	$819,836

(1) Total consolidated debt excludes unamortized debt issuance costs of $8.2 million.
(2) Net debt to Adjusted EBITDAre is calculated based on fourth quarter 2021 annualized EBITDAre and was elevated due to the debt on Woodmore Towne Centre, acquired on December 23, 2021.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Rental revenue:
Property rentals(1)(7)	$104,269	$67,738	$323,503	$263,974
Tenant expense reimbursements	24,102	25,466	101,302	96,659
Rental revenue deemed uncollectible	(161)	(6,548)	(2,338)	(32,353)
Total rental revenue	$128,210	$86,656	$422,467	$328,280

Certain non-cash items:
Straight-line rents(2)	$1,216	$(1,020)	$878	$(10,523)
Amortization of below-market lease intangibles, net(1)	35,388	3,821	55,163	10,624
Lease expense GAAP adjustments(3)	(133)	(204)	(578)	(842)
Amortization of deferred financing costs(4)	(745)	(718)	(2,992)	(2,831)
Capitalized interest(4)	1,289	203	2,022	716
Share-based compensation expense(5)	(2,601)	(2,531)	(10,819)	(16,994)

Capital expenditures: (6)
Development and redevelopment costs	$39,309	$6,484	$76,750	$15,468
Maintenance capital expenditures	8,163	3,027	14,944	10,704
Leasing commissions	321	973	1,859	2,067
Tenant improvements and allowances	1,468	745	3,683	2,350
Total capital expenditures	$49,261	$11,229	$97,236	$30,589

	December 31, 2021	December 31, 2020
Accounts payable, accrued expenses and other liabilities:
Dividend payable	$—	$55,905
Deferred tenant revenue	28,898	26,594
Accrued capital expenditures and leasing costs	19,164	7,797
Accrued interest payable	9,879	11,095
Accrued payroll expenses	9,134	5,797
Other liabilities and accrued expenses	8,057	16,915
Security deposits	6,693	5,884
Finance lease liability	3,004	2,993
Total accounts payable and accrued expenses	$84,829	$132,980

(1) Amounts include accelerated amortization of $33.5 million and $45.9 million of below-market intangible liabilities for the quarter and year ended December 31, 2021, respectively, related to the termination of our leases with Kmart and Sears.
(2) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income. Included in the total is the reinstatement of $1.1 million and $1.2 million of receivables arising from the straight-lining of rents, net of write-offs during the quarter and year ended December 31, 2021, respectively, pertaining to tenants moved back to accrual-basis accounting. During the quarter and year ended December 31, 2020, the Company wrote-off straight-line receivables of $1.3 million and $12.0 million, respectively, for tenants put on a cash basis of accounting.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(6) Amounts presented on a cash basis.
(7) Percentage rents for the quarter and year ended December 31, 2021 were $1.1 million and $2.6 million, respectively. Percentage rents for the quarter and year ended December 31, 2020 were $0.4 million and $0.6 million, respectively.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of December 31, 2021

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	6	808,926	4.8%	$15,731,153	5.8%	$19.45	14.3
The TJX Companies, Inc.(2)	22	714,731	4.2%	14,320,938	5.3%	20.04	4.1
Lowe's Companies, Inc.	6	976,415	5.7%	8,925,004	3.3%	9.14	6.0
Best Buy Co., Inc.	8	359,551	2.1%	8,568,106	3.1%	23.83	2.2
Walmart Inc.	5	708,435	4.2%	7,479,449	2.7%	10.56	6.4
Burlington Stores, Inc.	7	415,828	2.4%	7,200,733	2.6%	17.32	7.1
Kohl's Corporation	7	633,345	3.7%	6,650,369	2.4%	10.50	5.1
PetSmart, Inc.	10	228,869	1.3%	5,843,768	2.1%	25.53	4.2
BJ's Wholesale Club	4	454,297	2.7%	5,771,563	2.1%	12.70	6.4
Ahold Delhaize (Stop & Shop)	5	362,696	2.1%	5,429,430	2.0%	14.97	6.7
Target Corporation	3	335,937	2.0%	5,290,952	1.9%	15.75	10.8
Wakefern (ShopRite)	4	296,018	1.7%	5,241,942	1.9%	17.71	10.5
LA Fitness International LLC	6	287,420	1.7%	5,053,088	1.9%	17.58	7.7
The Gap, Inc.(3)	11	166,032	1.0%	4,723,197	1.7%	28.45	3.5
Whole Foods Market, Inc.	2	100,682	0.6%	3,759,050	1.4%	37.34	8.9
Staples, Inc.	8	167,832	1.0%	3,607,035	1.3%	21.49	2.0
Bob's Discount Furniture	4	170,931	1.0%	3,222,108	1.2%	18.85	5.3
Bed Bath & Beyond Inc.(4)	7	205,673	1.2%	3,046,507	1.1%	14.81	4.2
URBN (Anthropologie)	1	31,450	0.2%	2,531,725	0.9%	80.50	6.7
24 Hour Fitness	1	53,750	0.3%	2,400,000	0.9%	44.65	10.0
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.9%	11.01	6.9
Nordstrom	2	66,561	0.4%	2,299,972	0.9%	34.55	3.1
Dick's Sporting Goods, Inc.	3	153,910	0.9%	2,240,744	0.8%	14.56	2.1
Visiting Nurse Service of NY	1	58,387	0.3%	2,060,539	0.8%	35.29	0.5
Planet Fitness, Inc.	4	84,911	0.5%	1,882,877	0.7%	22.17	7.7

Total/Weighted Average	141	8,057,841	47.3%	$135,650,746	49.7%	$16.83	6.7

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (3) and Homesense (1).
(3) Includes Old Navy (8), Gap (2) and Banana Republic (1).
(4) Includes Bed Bath & Beyond (3), Harmon Face Values (3) and buybuy Baby (1).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter and year ended December 31, 2021

	Quarter Ended December 31, 2021		Year Ended December 31, 2021
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	14	14	57	57
Total square feet	270,606	270,606	677,817	677,817
Number of same space leases	10	10	46	46
Same space square feet	46,706	46,706	431,386	431,386
Prior rent per square foot	$29.99	$30.71	$17.20	$17.75
New rent per square foot	$33.23	$29.97	$21.15	$19.43
Same space weighted average lease term (years)	11.9	11.9	9.5	9.5
Same space TIs per square foot	N/A	$36.92	N/A	$37.93
Rent spread	10.8%	(2.4)%	23.0%	9.5%

Renewals & Options
Number of leases executed	20	20	104	104
Total square feet	544,842	544,842	1,259,467	1,259,467
Number of same space leases	19	19	97	97
Same space square feet	542,417	542,417	1,247,758	1,247,758
Prior rent per square foot	$14.06	$15.89	$18.66	$19.83
New rent per square foot	$17.12	$16.92	$20.69	$20.52
Same space weighted average lease term (years)	5.7	5.7	4.8	4.8
Same space TIs per square foot	N/A	$—	N/A	$0.08
Rent spread	21.8%	6.5%	10.9%	3.5%

Total New Leases and Renewals & Options
Number of leases executed	34	34	161	161
Total square feet	815,448	815,448	1,937,284	1,937,284
Number of same space leases	29	29	143	143
Same space square feet	589,123	589,123	1,679,144	1,679,144
Prior rent per square foot	$15.32	$17.06	$18.28	$19.30
New rent per square foot	$18.40	$17.96	$20.81	$20.24
Same space weighted average lease term (years)	6.2	6.2	6.0	6.0
Same space TIs per square foot	N/A	$2.93	N/A	$9.80
Rent spread	20.1%	5.3%	13.8%	4.9%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of December 31, 2021

The Company has signed leases that have not yet rent commenced that are expected to generate an additional $22 million of future annual gross rent, representing approximately 10% of current NOI. Approximately $18 million of this amount pertains to leases included in Active Redevelopment Projects on page 27.

(in thousands)	2022	2023	2024	2025	2026
Leases included in redevelopment	$4,100	$12,100	$14,400	$16,900	$17,800
Other Leases	2,300	4,500	4,700	4,700	4,700
Total	$6,400	$16,600	$19,100	$21,600	$22,500

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of December 31, 2021

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	36,000	0.3%	$16.69	27	77,000	3.1%	$29.26	29	113,000	0.8%	$25.25
2022	11	310,000	2.6%	22.67	72	176,000	7.1%	36.09	83	486,000	3.4%	27.53
2023	29	919,000	7.7%	18.46	77	226,000	9.1%	37.12	106	1,145,000	7.9%	22.15
2024	36	1,331,000	11.1%	17.90	68	220,000	8.9%	34.01	104	1,551,000	10.7%	20.19
2025	28	1,049,000	8.8%	15.72	52	185,000	7.5%	36.48	80	1,234,000	8.5%	18.84
2026	18	628,000	5.2%	17.89	79	263,000	10.6%	35.77	97	891,000	6.2%	23.16
2027	21	825,000	6.9%	11.83	63	240,000	9.7%	32.45	84	1,065,000	7.4%	16.47
2028	10	515,000	4.3%	25.09	37	138,000	5.6%	39.68	47	653,000	4.5%	28.17
2029	31	1,384,000	11.5%	19.82	39	142,000	5.7%	41.83	70	1,526,000	10.5%	21.86
2030	15	1,091,000	9.1%	12.72	28	100,000	4.0%	46.65	43	1,191,000	8.2%	15.57
2031	14	839,000	7.0%	15.20	18	70,000	2.8%	32.81	32	909,000	6.3%	16.56
2032	7	249,000	2.1%	15.80	28	98,000	4.0%	34.54	35	347,000	2.4%	21.09
Thereafter	24	1,956,000	16.3%	14.31	24	108,000	4.2%	36.22	48	2,064,000	14.3%	15.46
Subtotal/Average	246	11,132,000	92.9%	$16.63	612	2,043,000	82.3%	$36.45	858	13,175,000	91.1%	$19.70
Vacant	26	856,000	7.1%	N/A	159	438,000	17.7%	N/A	185	1,294,000	8.9%	N/A
Total/Average	272	11,988,000	100%	N/A	771	2,481,000	100%	N/A	1,043	14,469,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties (excluded from the table above) is $6.04 per square foot as of December 31, 2021.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of December 31, 2021

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	36,000	0.3%	$16.69	27	77,000	3.1%	$29.26	29	113,000	0.8%	$25.25
2022	6	148,000	1.2%	20.25	56	142,000	5.7%	34.05	62	290,000	2.0%	27.01
2023	5	91,000	0.8%	28.04	50	131,000	5.3%	40.93	55	222,000	1.5%	35.65
2024	5	102,000	0.9%	13.72	41	112,000	4.5%	37.13	46	214,000	1.5%	25.97
2025	11	301,000	2.5%	19.49	30	93,000	3.8%	40.88	41	394,000	2.7%	24.54
2026	5	84,000	0.7%	24.06	41	114,000	4.6%	40.97	46	198,000	1.4%	33.80
2027	5	132,000	1.1%	20.49	37	106,000	4.3%	28.56	42	238,000	1.6%	24.08
2028	8	375,000	3.1%	16.00	33	95,000	3.8%	37.54	41	470,000	3.2%	20.36
2029	14	410,000	3.4%	23.42	29	99,000	4.0%	44.44	43	509,000	3.5%	27.51
2030	10	281,000	2.3%	20.92	23	81,000	3.3%	41.15	33	362,000	2.5%	25.45
2031	11	304,000	2.5%	22.07	29	93,000	3.8%	32.95	40	397,000	2.7%	24.62
2032	7	252,000	2.1%	18.46	22	60,000	2.4%	41.63	29	312,000	2.2%	22.92
Thereafter	157	8,616,000	72.0%	22.48	194	840,000	33.7%	44.18	351	9,456,000	65.5%	24.41
Subtotal/Average	246	11,132,000	92.9%	$22.01	612	2,043,000	82.3%	$40.47	858	13,175,000	91.1%	$24.87
Vacant	26	856,000	7.1%	N/A	159	438,000	17.7%	N/A	185	1,294,000	8.9%	N/A
Total/Average	272	11,988,000	100%	N/A	771	2,481,000	100%	N/A	1,043	14,469,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties assuming exercise of all options at future tenant rent (excluded from the table above) is $7.52 per square foot as of December 31, 2021.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	43.8%	72.00	—	Sweetgreen (lease not commenced)
Connecticut:
Newington	189,000	90.0%	9.75	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	92.5%	24.25	—	Staples, HomeGoods, Five Below, Ulta, Kirkland's, Sprouts, DSW
Rockville	94,000	98.0%	25.01	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.27	—	Best Buy
Woodmore Towne Centre(6)	712,000	96.7%	17.43	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	62.1%	31.46	—	PetSmart
Revere (Wonderland Marketplace)	140,000	100.0%	13.33	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.55	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.00	—	Fun City
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	22.39	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,058,000	90.6%	30.82	$300,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's (lease not commenced)
Brick	278,000	97.0%	19.95	$49,554	Kohl's, ShopRite, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	98.5%	24.22	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	73.0%	14.40	$28,244	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.76	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	99.2%	21.73	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Paper Store
East Rutherford	197,000	100.0%	12.85	$23,000	Lowe's
Garfield	298,000	100.0%	15.82	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.97	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	85.4%	18.14	$22,154	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy, National retailer (lease not commenced)
Jersey City (Hudson Commons)	236,000	100.0%	13.90	$28,034	Lowe's, P.C. Richard & Son
Kearny	116,000	100.0%	23.17	—	LA Fitness, Marshalls, Ulta
Lodi (Washington Street)(6)	43,000	100.0%	20.08	—	Dollar Tree
Manalapan	208,000	87.7%	20.44	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton	218,000	100.0%	16.49	$37,400	Kohl's, ShopRite, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Middletown (Town Brook Commons)	231,000	98.9%	13.92	$31,400	Kohl's, Stop & Shop
Millburn	104,000	88.3%	28.70	$22,944	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Morris Plains (Briarcliff Commons)(6)	179,000	94.8%	23.08	—	Kohl's, Uncle Giuseppe's
North Bergen (Kennedy Commons)	62,000	100.0%	14.55	—	Food Bazaar
North Bergen (Tonnelle Commons)	408,000	100.0%	21.89	$100,000	Walmart, BJ's Wholesale Club, PetSmart
North Plainfield (West End Commons)	241,000	99.1%	11.58	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	44.56	—	24 Hour Fitness
Rockaway	189,000	93.1%	14.51	$27,800	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	100.0%	21.97	—	Staples, Party City
Totowa	271,000	100.0%	18.30	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	98.7%	16.60	—	Lowe's, Burlington
Watchung (Greenbrook Commons)	170,000	100.0%	18.54	$26,097	BJ's Wholesale Club
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.27	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	332,000	91.9%	19.04	$54,029	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby
New York:
Bronx (Gun Hill Commons)	81,000	100.0%	36.85	$24,680	Planet Fitness, Aldi
Bronx (Bruckner Commons)(6)	396,000	39.4%	44.96	—	ShopRite, Burlington
Bronx (Shops at Bruckner)	115,000	85.2%	38.73	$9,698	Marshalls, Old Navy, Aldi (lease not commenced), Five Below (lease not commenced)
Brooklyn (Kingswood Center)	129,000	84.3%	35.83	$70,815	T.J. Maxx, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)	107,000	69.5%	41.72	—	Target, Marshalls, Maimonides Medical
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	24.62	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Huntington	216,000	71.6%	19.70	—	Marshalls, ShopRite (lease not commenced), Old Navy, Petco
Inwood (Burnside Commons)	100,000	29.3%	27.96	—
Mt. Kisco	189,000	98.5%	17.20	$12,377	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	45,000	83.8%	42.29	—	Northwell Health
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.65	—	Kohl's
Staten Island (Forest Commons)	165,000	96.6%	24.68	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	448,000	91.6%	15.80	$26,774	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	14.59	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall(6)	169,000	64.1%	16.56	—	National retailer (lease not commenced), Planet Fitness, PetSmart
Glenolden (MacDade Commons)	102,000	100.0%	12.89	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	5.17	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre	184,000	88.1%	12.89	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen (lease not commenced)
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	85.4%	28.84	$123,977	Sector Sixty6 (lease not commenced), Forever 21, Old Navy
Montehiedra(6)	540,000	69.0%	20.80	$79,381	The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	14,469,000	91.1%	$19.70	$1,654,708
INDUSTRIAL:
East Hanover Warehouses(8)	1,218,000	100.0%	5.63	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Givaudan Flavors, Reliable Tire, LineMart, Nutra-Med
Lodi (Route 17 North)	127,000	100.0%	9.95	—	AAA Wholesale Group
Total Industrial	1,345,000	100.0%	$6.04	$40,700

Massapequa, NY (Sunrise Mall) (portion leased through 2069)(3)(4)(6)	1,217,000	49.2%	8.50	—	Macy's, Dick's Sporting Goods, Dave & Busters, Raymour & Flanigan

Total Urban Edge Properties	17,031,000	88.8%	$18.04	$1,695,408
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company also excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $20.08 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended December 31, 2021 and 2020.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) Includes acquisitions of 151 Ridgedale Avenue and 601 Murray Road. These properties are included in our non-same property pool for the quarter and year ended December 31, 2021.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the year ended December 31, 2021
(dollars in thousands)

2021 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
8/10/2021	601 Murray Road	East Hanover	NJ	88,000	$18,100
8/19/2021	151 Ridgedale Avenue	East Hanover	NJ	187,000	$37,400
12/23/2021	Woodmore Towne Centre	Glenarden	MD	712,000	$193,430

2021 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
1/8/2021	Lodi (Washington Street)(1)	Lodi	NJ	42,000	$7,200
3/9/2021	East Hanover (280 Route 10 West)	East Hanover	NJ	28,000	$16,550
7/22/2021	Westfield	Westfield	NJ	22,000	$5,500
9/30/2021	Turnersville	Turnersville	NJ	98,000	$11,775
12/21/2021	Vallejo(2)	Vallejo	CA	45,000	$2,400
(1) Disposed of a portion of the property
(2) The property was subject to a ground lease and previously classified on the balance sheet as a right-of-use asset and lease liability prior to being sold.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2021
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 12/31/21	Target Stabilization(2)	Description and status
Bergen Town Center(3)	$44,300		$1,800	2Q25	Ground-up development of an 80,000 sf medical office building for Hackensack Meridian Health on a vacant outparcel facing Route 4 (subject to certain state and municipal approvals)
Bergen Town Center(3)	23,800		3,200	2Q23	Backfill former Century 21 box with Kohl's
Huntington Commons (Phase A)(3)	22,600		10,100	3Q22	Retenanting former Kmart box with ShopRite
Las Catalinas(3)	12,900		200	2Q23	Retenanting 122,000± sf Kmart box with Sector Sixty6
Lodi (Route 17 North)(3)	12,600		11,300	2Q22	Converting former National Wholesale Liquidator space into 127,000± sf industrial space for AAA Wholesale Group
Kearny Commons(3)	11,600		10,700	3Q22	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and small shops as well as adding a freestanding Starbucks (open)
Briarcliff Commons (Phase A)(5)	10,600		9,200	1Q22	Retenanting former ShopRite with Uncle Giuseppe's (open)
Broomall Commons (Phase B)(5)	10,300		2,000	4Q23	Retenanting 60,000± sf vacancy and repositioning center
Hudson Mall(3)	9,700		1,500	3Q23	Retenanting former Toys "R" Us box with national retailer
The Outlets at Montehiedra (Phase A)(5)	9,200		3,400	3Q22	Constructing new 14,000± sf building for Walgreens and Global Mattress and a new 3,000± sf pad for Arby's
Shops at Bruckner (Phase B)(3)	9,100		—	2Q23	Retenanting former Fallas space with Aldi and national tenant
Huntington Commons (Phase B)(3)	8,500		2,600	4Q23	Center repositioning and renovations
Broomall Commons (Phase A)(5)	7,300		5,500	2Q22	Retenanting 45,000± sf of the former Giant Food space with Amazon Fresh
Shops at Bruckner (Phase A)(3)	6,200		1,100	4Q22	Relocating Jimmy Jazz to former Carter's space and backfilling former Jimmy Jazz and Danice spaces with Five Below. Renovating façade (including Marshalls) and upgrading common areas.
Plaza at Woodbridge(3)	4,100		4,100	2Q22	Repurposing 82,000± sf of unused basement space into Extra Space self-storage facility (open)
Walnut Creek(3)	3,500		800	2Q23	Retenanting former Z Gallerie with Sweetgreen and remaining 4,000 sf
Tonnelle Commons(3)	3,000		1,300	3Q22	Retenanting former Staples with Five Below and Skechers
Mt. Kisco Commons(3)	3,000		2,800	4Q22	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant
Wilkes-Barre(3)	2,400		300	3Q22	Retenanting former Babies "R" Us box with Wren Kitchen
The Outlets at Montehiedra (Phase B)(5)	2,200		—	2Q24	Developing new 6,000± sf pad for Texas Roadhouse
Briarcliff Commons (Phase B)(5)	1,800		200	2Q23	Developing new 4,000± sf pad for CityMD

Total	$218,700	(4)	$72,100

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 28. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2021
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 12/31/21	Stabilization(2)	Description and status
Wilkes-Barre(3)	$3,400		$3,200	2Q21	Developed a new pad for Panera Bread
Plaza at Woodbridge(3)	8,900		8,300	1Q21	Retenanted center with Bed Bath & Beyond and buybuy Baby
Huntington Commons(3)	5,400		5,300	1Q21	Developed 11,000 sf office for Emmis Communication
Tonnelle Commons(3)	11,000		11,000	4Q21	Added 102,000± sf CubeSmart self-storage facility on excess land (open)
Salem(3)	1,500		1,500	4Q21	Retenanted former Babies "R" Us box with Fun City

Total	$30,200	(4)	$29,300

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
The Outlets at Montehiedra(6)	San Juan, PR	Redemise former Kmart space with 3 new tenants
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Marlton Commons(3)	Marlton, NJ	Develop new small shop space and renovate façade
Hudson Mall(3)	Jersey City, NJ	Reposition mall with redevelopment and renovation opportunities including retail and amenity upgrades and consideration of alternate uses
Brick Commons(3)	Bricktown, NJ	Develop new pad
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses
Bruckner Commons(6)	Bronx, NY	Redevelop center including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 10% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of December 31, 2021 and December 31, 2020
(in thousands)

	December 31, 2021	December 31, 2020
Secured fixed rate debt	$1,534,324	$1,428,026
Secured variable rate debt	161,084	169,371
Total debt	$1,695,408	$1,597,397

% Secured fixed rate debt	90.5%	89.4%
% Secured variable rate debt	9.5%	10.6%
Total	100%	100%

Secured mortgage debt	$1,695,408	$1,597,397
Unsecured debt(1)	—	—
Total debt	$1,695,408	$1,597,397

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	—	—
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.9 years	5.5 years

Total market capitalization (see page 16)	$4,009,810

% Secured mortgage debt	42.3%
% Unsecured debt	—%
Total debt : Total market capitalization	42.3%

Weighted average interest rate on secured mortgage debt(2)	3.88%	3.92%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) No amounts are currently outstanding on our unsecured $600 million line of credit. The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of December 31, 2021 and December 31, 2020
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	December 31, 2021	December 31, 2020	Percent of Debt at December 31, 2021
Cherry Hill (Plaza at Cherry Hill)(1)	5/24/22	1.70%	$28,244	$28,930	1.7%
Woodbridge (Plaza at Woodbridge)(1)	5/25/22	1.70%	54,029	55,340	3.2%
Paramus (Bergen Town Center - West)	4/8/23	3.56%	300,000	300,000	17.6%
Bronx (Shops at Bruckner)	5/1/23	3.90%	9,698	10,351	0.6%
Jersey City (Hudson Mall)	12/1/23	5.07%	22,154	22,904	1.3%
Yonkers Gateway Center	4/6/24	4.16%	26,774	28,482	1.6%
Jersey City (Hudson Commons)(2)	11/15/24	2.00%	28,034	28,586	1.7%
Watchung(2)	11/15/24	2.00%	26,097	26,613	1.5%
Bronx (1750-1780 Gun Hill Road)(2)	12/1/24	2.00%	24,680	25,172	1.5%
Brick	12/10/24	3.87%	49,554	50,000	2.9%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.5%
Las Catalinas	2/1/26	4.43%	123,977	127,669	7.3%
Middletown	12/1/26	3.78%	31,400	31,400	1.9%
Rockaway	12/1/26	3.78%	27,800	27,800	1.6%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	3.7%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	5.9%
Manchester	6/1/27	4.32%	12,500	12,500	0.7%
Millburn	6/1/27	3.97%	22,944	23,381	1.4%
Totowa	12/1/27	4.33%	50,800	50,800	3.0%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.3%
East Brunswick	12/6/27	4.38%	63,000	63,000	3.7%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.4%
Brooklyn (Kingswood Center)	2/6/28	5.07%	70,815	71,696	4.2%
Hackensack	3/1/28	4.36%	66,400	66,400	3.9%
Marlton	12/1/28	3.86%	37,400	37,400	2.2%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.4%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.7%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.5%
Montehiedra	6/1/30	5.00%	79,381	81,141	4.7%
Montclair	8/15/30	3.15%	7,250	7,250	0.4%
Garfield	12/1/30	4.14%	40,300	40,300	2.4%
Woodmore Towne Centre(4)	1/6/32	3.39%	117,200	—	6.9%
Mt. Kisco	11/15/34	6.40%	12,377	12,952	0.7%
Westfield (One Lincoln Plaza)(3)	—	—%	—	4,730	—%
Total mortgage debt		3.88%	$1,695,408	$1,597,397	100%
Unamortized debt issuance costs			(8,218)	(9,865)
Total mortgage debt, net			$1,687,190	$1,587,532
(1)Bears interest at one month LIBOR plus 160 bps.
(2)Bears interest at one month LIBOR plus 190 bps.
(3)Loan repaid in July 2021 in connection with the disposition of the property.
(4) Loan obtained in connection with acquisition of the property in December 2021.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of December 31, 2021
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2022	$16,883	$80,826	$1,206	$98,915	2.1%	5.8%
2023	19,196	329,436	1,182	349,814	3.7%	20.6%
2024	19,165	143,706	850	163,721	3.1%	9.7%
2025	16,872	23,260	814	40,946	4.2%	2.4%
2026	11,758	218,122	814	230,694	4.2%	13.6%
2027	8,390	259,525	814	268,729	4.3%	15.9%
2028	7,783	264,822	6	272,611	4.4%	16.1%
2029	5,553	38,186	(60)	43,679	4.2%	2.6%
2030	3,170	101,042	(60)	104,152	4.6%	6.1%
Thereafter	5,185	117,200	(238)	122,147	3.5%	7.2%
Total	$113,955	$1,576,125	$5,328	$1,695,408	3.9%	100%
	Unamortized debt issuance costs			(8,218)
	Mortgage debt, net			$1,687,190

URBAN EDGE PROPERTIES
COVID-19 DISCLOSURE

Composition of Rental Revenue for the quarter ended December 31, 2021

Quarter Ended December 31, 2021
(in thousands)
Collected property rentals and tenant expense reimbursements from fourth quarter billings	$84,561
Uncollected property rentals and tenant expense reimbursements from fourth quarter billings
Reserved	1,580
Accrued - unreserved	2,675
Total property rentals and tenant expense reimbursements before non-cash adjustments from fourth quarter billings(1)	88,816
Non-cash adjustments(2)	39,555
Rental revenue deemed uncollectible	(161)
Total rental revenue recognized	$128,210
(1) Total fourth quarter billings include $6.8 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. The Company had 168 leases with rental revenue being recognized on a cash-basis as of December 31, 2021, which represented approximately 7% of total portfolio ABR.
(2) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the fourth quarter. Includes $33.5 million of accelerated amortization of below-market intangibles in connection with the termination of our leases with Kmart and Sears.

Composition of Rental Revenue Deemed Uncollectible

Quarter Ended December 31, 2021
(in thousands)
Rental revenue deemed uncollectible
Amounts billed in fourth quarter deemed uncollectible	$1,580
Amounts billed prior to fourth quarter now deemed uncollectible	760
Recovery of amounts deemed uncollectible in prior periods	(2,179)
Total rental revenue deemed uncollectible(1)	$161
(1) Rental revenue deemed uncollectible pertaining to cash basis tenants was an expense of $0.1 million consisting of $1.5 million of charges, offset by $1.4 million of amounts recovered in the quarter.

Tenant and other receivables

As of December 31, 2021
(in thousands)
Tenant and other receivables billed	$33,069
Revenue deemed uncollectible	(17,257)
Tenant and other receivables deemed collectible	$15,812

Status of Rent Deferrals

As of December 31, 2021, the Company has executed or approved deferral agreements amounting to $10.1 million with a weighted average remaining payback period of 32 months and has collected 98% of the deferral payments due:

	As of December 31, 2021
(in thousands)	Unbilled	Rebilled and Collected	Rebilled and Uncollected	Total
Accrual basis	$559	$5,440	$48	$6,047
Cash basis	3,172	768	87	4,027
Total	$3,731	$6,208	$135	$10,074

Status of Base Rent Collections for the quarter ended December 31, 2021

Property Type	% of Portfolio ABR	% Collected
Strips	76%	99%
Malls	21%	99%
Industrial	3%	100%
Total portfolio	100%	99%